EXHIBIT 99.1

ATMI Announces Webcast Link for SDS Transaction

To Discuss Acquisition of Full Control of SDS(R) Rights

DANBURY, Conn., Oct. 31, 2011 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI) today announced webcast details for its November 1, 2011 conference call scheduled at 11:00 a.m. Eastern time to discuss its acquisition of full control of SDS® rights.

The webcast is available directly at:

https://us.reg.meeting-stream.com/atmiinc_110111

It is recommended that you listen via your computer speakers. If for any reason you are unable to stream, you can listen to the audio via telephone:

Conference call dial-in is: 877.766.0748, conference ID: 23746040

The webcast link will also be available at atmi.com

About ATMI

ATMI, Inc. provides specialty semiconductor materials, and high-purity materials handling and delivery solutions designed to increase process efficiencies for the worldwide semiconductor, flat panel, and life sciences industries. For more information, please visit http://www.atmi.com.

The ATMI, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5254

ATMI, the ATMI logo, and SDS are trademarks or registered trademarks of Advanced Technology Materials, Inc., in the United States, other countries, or both.

CONTACT:   Dean Hamilton
Director, ATMI Investor Relations & Corporate Communications
203.207.9349, Direct
203.794.1100 x9349
dhamilton@atmi.com